UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 Almaden Boulevard, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 947-6900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATION AND FINANCIAL CONDITION

On April 30, 2008, Heritage Commerce Corp issued a press release announcing preliminary results for the first quarter ended March 31, 2008.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

The Company's Board of Directors has declared a $0.08 per share quarterly cash dividend.  The dividend will be paid on June 6, 2008, to shareholders of record on May 16, 2008.

A copy of the press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Heritage Commerce Corp is scheduled to present at the D.A. Davidson 10th Annual Financial Services Conference in Seattle, Washington. Lawrence McGovern and Raymond Parker will present on May 7, 2008, at 8:00 a.m. PDT. Interested investors may listen to the conference presentation via a webcast at www.dadco.com.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(D) Exhibits.

99.1	Press Release, dated April 30, 2008, entitled “Heritage Commerce Corp Earns $1.7 Million in First Quarter 2008”
99.2	Press Release, dated April 30, 2008, entitled “Heritage Commerce Corp Declares Quarterly Cash Dividend of $0.08 Per Share”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 30, 2008

Heritage Commerce Corp

By: /s/ Lawrence D. McGovern
Name: Lawrence D. McGovern
Executive Vice President and Chief Financial Officer

By: /s/ Walter T. Kaczmarek
Name: Walter T. Kaczmarek
President and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NO.          DESCRIPTION

99.1	Press Release, dated April 30, 2008, entitled “Heritage Commerce Corp Earns $1.7 Million in First Quarter 2008”
99.2	Press Release, dated April 30, 2008, entitled “Heritage Commerce Corp Declares Quarterly Cash Dividend of $0.08 Per Share”